EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-63719 and 333-58415-01) of Unocal Corporation of our report dated February 14, 2002, relating to the consolidated financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K/A (Amendment No. 1) for the year ended December 31, 2001.




/s/PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Los Angeles, California
September 19, 2002